Exhibit 10.2

AMENDMENT NO. 1 TO THE

DORCHESTER MINERALS MANAGEMENT LP EQUITY INCENTIVE PROGRAM

This Amendment (“Amendment”) which amends and modifies the Dorchester Minerals Management LP Equity Incentive Program, as amended and restated as of October 20, 2022 and adopted by Minerals Management (as it may be amended from time to time, the “Program”), is made as of October 4, 2023 (the “Amendment Date”). Capitalized terms used and not defined in this Amendment shall have the respective meanings given to them in the Program.

WHEREAS, pursuant to Section 11 of the Program, the Administrator may amend the Program subject to the terms and conditions contained therein; and

WHEREAS, the Administrator desires to amend the Program to permit the issuance of Common Units directly from the Partnership in event that Minerals Management is otherwise prohibited from purchasing Common Units on the open market.

NOW, THEREFORE, the following amendment and modification is hereby made a part of the Program:

1.

Amendment to the Program. The last sentence of Section 3 of the Program is hereby deleted in its entirety and replaced with the following sentence (with additions to the original provision shown as bold and underlined):

“All Common Units granted pursuant to an Award shall consist of Common Units acquired by Minerals Management in the open market; provided, that, if Minerals Management is otherwise prohibited from purchasing Common Units on the open market due to legal or regulatory restrictions, Minerals Management shall direct the Partnership to issue Common Units directly to a Participant in order to satisfy an Award.”

2.	Effective Date of Amendment. The amendment to the Program set forth in Section 1 above shall be effective as upon its approval by a majority of the holders of Common Units on October 4, 2023.

3.

Full Force and Effect. Except as expressly modified or waived by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Program shall remain in full force and effect in accordance with their respective terms.

4.

No Waiver of Rights. Except as expressly provided herein, for the avoidance of doubt, nothing herein shall limit or otherwise modify any rights or obligations of Management Minerals under the Program, as amended hereby.

5.

Electronic Signatures. Delivery of an executed counterpart to this Amendment by telecopy, e-mail or other electronic means (e.g., “pdf” or “rtf”) shall be effective as an original and shall constitute a representation that an original will be delivered

6.	Choice of Law. Section 13 of the Program is hereby incorporated mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, this Program has been executed on the Amendment Date, to be effective as of the Effective Date.

DORCHESTER MINERALS MANAGEMENT LP
By:	Dorchester Minerals Management GP LLC, its sole general partner

By:	/s/ Leslie A. Moriyama

Name:	Leslie A. Moriyama

Title:	Chief Financial Officer